SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2004

Longs Drug Stores Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8978	68-0048627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 North Civic Drive Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 937-1170

(Former Name or Former address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure

(a) On June 8, 2004, Longs Drug Stores Corporation issued a press release announcing a preliminary agreement to settle a class action lawsuit relating to the calculation of earned overtime wages for certain of the company’s former and current store managers and assistant store managers in the State of California. The full text of the press release is furnished as an exhibit hereto and incorporated by reference herein.

(b) Exhibits.

Number	Exhibit
99.1	Press Release dated June 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2004	LONGS DRUG STORES CORPORATION
(Registrant)

	By:	/s/ William J. Rainey
	Name:	William J. Rainey
	Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated June 8, 2004.